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                                                                Exhibit 26(e)(2)
Application Part 2

                                                           [LOGO] MINNESOTA LIFE
MINNESOTA LIFE INSURANCE COMPANY . Life New Business
400 Robert Street North . St. Paul, Minnesota 55101-2098

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
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Proposed Insured Name (last, first, middle)                                                         Date of Birth

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Agency That Arranged This Exam

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                                                                                                                 Yes  No
1.   A.   Have you ever smoked cigarettes?                                                                       [_]  [_]
          Current Smoker  Past Smoker   Packs Per Day  Date Last Cigarette Smoked (MM, DD, YY)
               [_]            [_]
          ----------------------------------------------------------------------------------------------------
     B.   Have you ever used tobacco, other than cigarettes, in any form?                                        [_]  [_]
          What Type       Current User  Past User      How Much       Date of Last Use (MM, DD, YY)
                              [_]          [_]
          ----------------------------------------------------------------------------------------------------

2.   Are you taking or do you take any prescription or non-prescription medications or drugs?                    [_]  [_]

3.   During the past 10 years have you had or been treated for:

     A.   Seizures; epilepsy; paralysis; fainting spells; headaches; dizziness; sleep disorder; or any other     [_]  [_]
          disorder of the brain or nervous system?
     B.   Depression; stress; anxiety; nervousness; nervous breakdown; or any other nervous, mental, or          [_]  [_]
          emotional disorder?
     C.   High blood pressure; chest pain; chest discomfort or tightness; heart attack; heart murmur;            [_]  [_]
          stroke; irregular heart beat; or any other disease or disorder of the heart or blood vessels?
     D.   Asthma; shortness of breath; bronchitis; pneumonia; emphysema; chronic cough; or any other             [_]  [_]
          lung or respiratory disorder?
     E.   Abdominal pain; ulcer; colitis; cirrhosis; hepatitis; recurrent diarrhea; intestinal bleeding; or any  [_]  [_]
          other disease of the liver, gallbladder, pancreas, stomach, or intestines?
     F.   Kidney stone; protein, sugar, blood or blood cells in the urine; or any disorder of the urinary tract, [_]  [_]
          bladder or kidneys?
     G.   Disorder or abnormality of the prostate, uterus, ovaries, or breasts; pregnancy complication;          [_]  [_]
          testicular disease; genital herpes, syphilis, gonorrhea, or other sexually transmitted disease?
     H.   Diabetes; thyroid disorder; lymph node enlargement; skin disorder; or disorder of any other            [_]  [_]
          glands?
     I.   Cancer; tumor; or cyst?                                                                                [_]  [_]
     J.   Anemia, leukemia, or other blood disorder?                                                             [_]  [_]
     K.   Back or neck pain; spinal strain or sprain; sciatica; arthritis; gout; carpal tunnel syndrome; or      [_]  [_]
          any bone, joint, or muscle disorder?
     L.   Disorder of the eyes, ears, nose or throat?                                                            [_]  [_]
     M.   Any physical deformity or defect?                                                                      [_]  [_]
     N.   Any immune deficiency disorder including AIDS or AIDS-Related Complex (ARC), or                        [_]  [_]
          AIDS-related conditions?
     O.   A blood test showing evidence of antibodies to the AIDS (HIV) virus?                                   [_]  [_]
     P.   Any chronic or recurrent fever, fatigue or viral illness?                                              [_]  [_]

4.   Do you consume alcoholic beverages? If yes, what kinds, how much and how often?                             [_]  [_]

5.   During the past 10 years:

     A.   Have you been advised to limit the use of alcohol or drugs; sought or received treatment, advice,      [_]  [_]
          or counseling for alcohol or drugs; or joined a group because of alcohol or drug use?
     B.   Have you tried or used cocaine, heroin, marijuana, barbiturates or other controlled substances?        [_]  [_]

F. 59572  8-2003                                                                                                       1 of 2
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                                                                                                                 Yes   No
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6.   Other than above, have you in the past five years:

     A.   Consulted or been advised to consult a physician, psychiatrist, psychologist, therapist,               [_]  [_]
          counselor, chiropractor, or other health care practitioner? (Include regular check-ups.)
     B.   Had a check-up, illness, or surgery, or been treated or evaluated at a hospital or any other health    [_]  [_]
          care facility?
     C.   Had an EKG, x-ray, stress test, echocardiogram, angiography, blood studies or any other                [_]  [_]
          diagnostic test?
     D.   Been advised to have any test, hospitalization, or surgery which was not completed?                    [_]  [_]

7.   Family History: Make a note of diabetes, cancer, melanoma, heart, and kidney disease.

                            Age(s)     Health History               Age(s)     Cause of Death
                          ----------  ----------------            ----------  ----------------
          Father
          Mother   Living                               Deceased
          Siblings
          Siblings

8.   Do you have a personal physician or belong to an H.M.O. or clinic? If so, please provide information below. [_]  [_]

     Name                                                                 Phone Number

     ---------------------------------------------------------------------------------------------------------
     Street Address

     ---------------------------------------------------------------------------------------------------------
     City                                                                 State     Zip Code

     ---------------------------------------------------------------------------------------------------------
     Date Last Seen                    Reason

     ---------------------------------------------------------------------------------------------------------

GIVE DETAILS OF ALL YES ANSWERS, including doctors' names, addresses and dates.


I HAVE READ THE STATEMENTS AND ANSWERS RECORDED ON THIS APPLICATION PART 2; THEY ARE TO THE BEST OF MY KNOWLEDGE AND BELIEF
TRUE, COMPLETE AND CORRECTLY RECORDED. I AGREE THAT THEY WILL BECOME PART OF THIS APPLICATION AND ANY POLICY ISSUED ON IT.
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Proposed Insured Signature                                                                          Date

X
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Witness

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F. 59572 8-2003                                                                                                        2 of 2
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